          CONSENT AND REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


As independent certified public accountants, we hereby consent to the incorporation by reference of our report dated June 30, 1997, relating to the financial statements of OXFORD VALLEY ROAD ASSOCIATES, which appear on Exhibit G to the definitive Proxy Statement of the Pennsylvania Real Estate Investment Trust (the "Trust") dated August 27, 1997 and incorporated by reference in this Current Report on Form 8-K, into the Trust's previously filed Registration Statements on Form S-3 (File No. 33-61115) and S-8 (File Nos. 33-59771, 33-59773 and 33-59767).


                                      /s/ Zelenkofske Axelrod and Co., Ltd.
                                      ------------------------------------------


Jenkintown, Pennsylvania
October 13, 1997